Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

Completes fifth consecutive year of net sales growth acceleration

Outlines plan to use added capacity to drive growth and ensure reliability of operations

SECAUCUS, N.J. – February 28, 2022 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights Compared to Prior Year Period

●	Net sales of $115.9 million, an increase of 37.1%
●	Net loss of $9.3 million, compared to net loss of $3.3 million
●	Adjusted EBITDA of $9.7 million, compared to $12.9 million [1]

2021 Financial Highlights Compared to Prior Year

●	Net sales of $425.5 million, an increase of 33.5%
●	Net loss of $29.7 million compared to net loss of $3.2 million
●	Adjusted EBITDA of $43.0 million compared to $46.9 million [1]

“We finally have the capacity needed to support Freshpet's significant topline growth potential - while also improving the reliability of our operations," commented Billy Cyr, Freshpet's Chief Executive Officer. "Over the past two years, we have invested in significant new capacity and the talent to support it. We plan to use that capacity wisely -- budgeting conservatively to ensure the reliability of our operations in an uncertain environment but also planning aggressively to maximize our growth potential. We believe our plan for 2022 delivers the right balance - keeping us on track to achieve our 2025 goals and enable us to change the way people nourish their pets forever."

Fourth Quarter 2021

Net sales increased 37.1% to $115.9 million for the fourth quarter of 2021 compared to $84.5 million for the fourth quarter of 2020. Net sales for the fourth quarter of 2021 were driven by velocity, distribution gains, and innovation.

Gross profit was $41.2 million, or 35.6% as a percentage of net sales, for the fourth quarter of 2021, compared to $30.5 million, or 36.1% as a percentage of net sales, in the prior year period. For the fourth quarter of 2021, Adjusted Gross Profit was $48.4 million, or 41.7% as a percentage of net sales, compared to $38.7 million, or 45.8% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to increased cost at Freshpet Kitchens as a result of our wage increase plan, investments as we grow into capacity, inflation of ingredient cost and higher costs at Freshpet Kitchens South. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $48.9 million for the fourth quarter of 2021 compared to $33.6 million in the prior year period. As a percentage of net sales, SG&A increased to 42.2% for the fourth quarter of 2021 compared to 39.8% in the prior year period. Adjusted SG&A for the fourth quarter of 2021 was $38.7 million, or 33.4% as a percentage of net sales, compared to $25.8 million, or 30.5% as a percentage of net sales, in the prior year period. The increase in SG&A as a percentage of net sales and Adjusted SG&A as a percentage of net sales was a result of increased logistics costs, including freight costs, media expense, and non-cash share-based compensation, partially offset by general and administrative expense leverage due to higher net sales. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $9.3 million for the fourth quarter of 2021 compared to net loss of $3.3 million for the prior year period. The increase in net loss was due to increased SG&A partially offset by higher net sales and increased gross profit.

1 Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measure to the closet comparable GAAP measures.

Adjusted EBITDA was $9.7 million, or 8.4% as a percentage of net sales, for the fourth quarter of 2021, compared to $12.9 million, or 15.3% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense partially offset by higher net sales and Adjusted Gross Profit. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

Full Year 2021

Net sales increased 33.5% to $425.5 million for the full year ended December 31, 2021, compared to $318.8 million in the prior year period. Net sales for the full year ended December 31, 2021, were driven by velocity, distribution gains, and innovation.

Gross profit was $162.1 million, or 38.1% as a percentage of net sales, for the full year ended December 31, 2021, compared to $132.9 million, or 41.7% as a percentage of net sales, in the prior year period. For the full year ended December 31, 2021, Adjusted Gross Profit was $189.5 million, or 44.5% as a percentage of net sales, compared to $154.1 million, or 48.3% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to increased cost at Freshpet Kitchens as a result of our wage increase plan, investments as we grow into capacity, inflation of ingredient cost and increased depreciation and non-cash share-based compensation, slightly offset by lower plant start-up cost, and lower COVID-19 related costs. Adjusted Gross Profit is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to gross profit in the financial tables that accompany this release.

SG&A expenses were $186.8 million for the full year ended December 31, 2021, compared to $134.9 million in the prior year period. As a percentage of net sales, SG&A increased to 43.9% for the full year ended December 31, 2021, compared to 42.3% in the prior year period. The increase in SG&A expenses was a result of increased logistics costs, including freight costs, non-cash share-based compensation, increased media expense, increased depreciation expense and higher incremental operating costs and selling expense. Adjusted SG&A for the full year ended December 31, 2021, was $146.5 million, or 34.4% as a percentage of net sales, compared to $107.2 million, or 33.6% as a percentage of net sales, in the prior year period. The increase in Adjusted SG&A is a result of increasing freight costs and media expense, offset by leverage on higher net sales. Adjusted SG&A is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $29.7 million for the full year ended December 31, 2021, compared to a net loss of $3.2 million for the prior year period. The increase in net loss was due to increased SG&A partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $43.0 million, or 10.1% as a percentage of net sales, for the full year ended December 31, 2021, compared to $46.9 million, or 14.7% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense, partially offset by increased Adjusted Gross Profit. Adjusted EBITDA is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of December 31, 2021, the Company had cash and cash equivalents of $72.8 million with no debt outstanding.

Outlook

For full year 2022, the Company is providing the following guidance:

•	Net sales of >$575 million, an increase of ~35% from 2021
•

Adjusted EBITDA of >$55 million, an increase of ~28% from 2021. This includes an expectation that the Company will incur $13-$17 million in unabsorbed expenses and other costs related to maintaining the capacity needed to support growth beyond the guidance.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, February 28, 2022, the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through March 14, 2022. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13726390.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

http://www.tiktok.com/@Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit
●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
●	Adjusted SG&A
●	Adjusted SG&A as a % of net sales
●	EBITDA
●	Adjusted EBITDA
●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, plant start-up expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, loss on disposal of equipment and COVID-19 expenses.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings of our common stock, plant start-up expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,788	$67,247
Accounts receivable, net of allowance for doubtful accounts	34,780	18,438
Inventories, net	35,574	19,119
Prepaid expenses	5,834	3,378
Other current assets	1,349	914
Total Current Assets	150,325	109,096
Property, plant and equipment, net	583,922	281,073
Deposits on equipment	4,100	3,710
Operating lease right of use assets	6,537	7,866
Equity method investment	25,856	27,894
Other assets	13,670	4,749
Total Assets	$784,410	$434,388
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,612	$16,452
Accrued expenses	14,950	15,371
Current operating lease liabilities	1,384	1,298
Total Current Liabilities	$58,946	$33,121
Long term operating lease liabilities	5,710	7,098
Total Liabilities	$64,656	$40,219
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 43,449 issued and 43,435 outstanding on December 31, 2021, and 40,732 issued and 40,718 outstanding on December 31, 2020	43	41
Additional paid-in capital	955,710	600,388
Accumulated deficit	(235,623)	(205,924)
Accumulated other comprehensive (loss)	(120)	(80)
Treasury stock, at cost — 14 shares on December 31, 2021 and on December 31, 2020	(256)	(256)
Total Stockholders' Equity	719,754	394,169
Total Liabilities and Stockholders' Equity	$784,410	$434,388

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)

NET SALES	$115,869	$84,522	$425,489	$318,790
COST OF GOODS SOLD	74,654	53,989	263,343	185,880
GROSS PROFIT	41,216	30,533	162,146	132,910
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	48,854	33,635	186,809	134,908
(LOSS) FROM OPERATIONS	(7,638)	(3,103)	(24,663)	(1,998)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	18	17	13	87
Interest Expense	(650)	(212)	(2,882)	(1,212)
	(632)	(195)	(2,869)	(1,125)
(LOSS) BEFORE INCOME TAXES	(8,271)	(3,298)	(27,532)	(3,123)
INCOME TAX EXPENSE	114	-	162	65
LOSS ON EQUITY METHOD INVESTMENT	881	-	2,005	-
(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,265)	$(3,298)	$(29,699)	$(3,188)
OTHER COMPREHENSIVE (LOSS):
Change in foreign currency translation	$(214)	$(42)	$(40)	$(1)
TOTAL OTHER COMPREHENSIVE (LOSS)	(214)	(42)	(40)	(1)
TOTAL COMPREHENSIVE (LOSS)	$(9,479)	$(3,340)	$(29,740)	$(3,189)
NET (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.21)	$(0.08)	$(0.69)	$(0.08)
-DILUTED	$(0.21)	$(0.08)	$(0.69)	$(0.08)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	43,399	40,669	42,931	39,758
-DILUTED	43,399	40,669	42,931	39,758

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(29,699)	$(3,188)	$(1,383)
Adjustments to reconcile net (loss) to net cash flows provided by operating activities:
Provision for loss (gains) on accounts receivable	29	(23)	15
Loss on disposal of equipment	538	1,805	787
Share-based compensation	24,998	10,925	7,834
Inventory obsolescence	349	232	113
Depreciation and amortization	30,468	21,125	15,922
Amortization of deferred financing costs and loan discount	1,212	834	211
Change in operating lease right of use asset	1,329	1,289	432
Loss on equity method investment	2,005	—	—
Changes in operating assets and liabilities:
Accounts receivable	(16,371)	166	(8,019)
Inventories	(16,804)	(6,808)	(3,338)
Prepaid expenses and other current assets	(2,891)	9,437	(11,969)
Other assets	(7,899)	(719)	118
Accounts payable	14,958	(5,922)	2,777
Accrued expenses	(273)	(6,762)	13,082
Other lease liabilities	(1,302)	(1,198)	(265)
Net cash flows provided by operating activities	647	21,193	16,317
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(20,000)	—
Proceeds from maturities of short-term investments	—	20,000	—
Investments in equity method investment	—	(27,894)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(322,099)	(134,568)	(70,633)
Net cash flows used in investing activities	(322,099)	(162,462)	(70,633)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	332,172	252,062	—
Proceeds from exercise of options to purchase common stock	2,271	5,441	4,460
Tax withholdings related to net shares settlements of restricted stock units	(4,187)	(2,568)	(1,295)
Proceeds from borrowings under Credit Facilities	—	20,933	72,291
Repayment of borrowings under Credit Facilities	—	(76,000)	(18,500)
Financing fees paid in connection with borrowings	(3,263)	(824)	(723)
Net cash flows provided by financing activities	326,993	199,044	56,234
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,541	57,775	1,917
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	67,247	9,472	7,554
CASH AND CASH EQUIVALENTS, END OF PERIOD	$72,788	$67,247	$9,472

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Dollars in thousands)
Gross Profit	$41,216	$30,533	$162,146	$132,910
Depreciation expense	4,649	3,153	16,545	9,576
Plant start-up expense (a)	1,306	2,942	4,868	5,962
Non-cash share-based compensation	1,182	707	4,152	2,132
COVID-19 expense (b)	—	1,340	1,753	3,497
Adjusted Gross Profit	$48,352	$38,675	$189,464	$154,077
Adjusted Gross Profit as a % of Net Sales	41.7%	45.8%	44.5%	48.3%

(a)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(b)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs to mitigate potential supply chain disruptions during the pandemic included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Dollars in thousands)
SG&A expenses	$48,854	$33,635	$186,809	$134,908
Depreciation and amortization expense	3,330	3,026	13,923	11,549
Non-cash share-based compensation	5,300	2,407	20,846	8,793
Launch expense (a)	819	1,019	3,130	3,421
Loss on disposal of equipment	482	505	1,000	1,805
Equity offering expenses (b)	—	—	—	58
Enterprise Resource Planning (c)	256	852	1,379	1,682
COVID-19 expense (d)	—	74	5	357
Adjusted SG&A Expenses	$38,667	$25,753	$146,526	$107,243
Adjusted SG&A Expenses as a % of Net Sales	33.4%	30.5%	34.4%	33.6%

(a)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents fees associated with public offerings of our common stock.
(c)	Represents implementation and other costs associated with the implementation of an ERP system.
(d)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs to mitigate potential supply chain disruptions during the pandemic, included in SG&A.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Dollars in thousands)
Net (loss)	(9,265)	$(3,298)	$(29,699)	$(3,188)
Depreciation and amortization	7,979	6,179	30,468	21,125
Interest expense	650	212	2,882	1,211
Income tax expense	114	—	162	65
EBITDA	$(523)	$3,093	$3,813	$19,213
Loss on equity method investment	$881	$-	$2,005	$-
Loss on disposal of equipment	482	505	1,000	1,805
Non-cash share-based compensation	6,482	3,114	24,998	10,925
Launch expense (a)	819	1,019	3,130	3,421
Plant start-up expenses (b)	1,306	2,942	4,868	5,962
Equity offering expenses (c)	—	—	—	58
Enterprise Resource Planning (d)	256	852	1,379	1,682
COVID-19 expense (e)	—	1,414	1,758	3,854
Adjusted EBITDA	$9,703	$12,939	$42,951	$46,920
Adjusted EBITDA as a % of Net Sales	8.4%	15.3%	10.1%	14.7%

(a)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs to mitigate potential supply chain disruptions during the pandemic.